Listing Report:Supplement No. 2 dated Dec 20, 2010 to Prospectus dated Dec 20, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Dec 20, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Dec 20, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 488500
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$316.34

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	740-759 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Sales - Commission
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$33,921	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	68%
		Homeownership:	Yes
Screen name:	thoughtful-felicity70	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to pay off high interest credit cards.

My financial situation:
I am a good candidate for this loan because I don't make late payments (even after I was laid off in 2009), I am financially responsible and I'm in the process of getting my own business off the ground.? I also have investments (i.e. mutual funds, IRA, bond funds) valued around $25,000.

Monthly net income: $ ~1,800 & ~2,250

Monthly expenses: $
??Housing: $ 1,525
??Insurance: $ 67
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ ~950 for credit cards
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488512
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.50%
Term:	36 months

Lender yield:	9.95%	Borrower rate/APR:	10.95% / 13.07%	Monthly payment:	$327.15

Lender servicing fee:	1.00%	Effective Yield*:	9.92%
		Estimated return*:	6.42%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Aug-1999	Debt/Income ratio:	15%
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Laborer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,215	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	9%
		Homeownership:	Yes
Screen name:	marketplace-frontier	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home Improvement
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488518
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
		Estimated loss*:	10.80%
Term:	36 months

Lender yield:	28.50%	Borrower rate/APR:	29.50% / 33.10%	Monthly payment:	$168.71

Lender servicing fee:	1.00%	Effective Yield*:	27.78%
		Estimated return*:	16.98%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Sep-1978	Debt/Income ratio:	7%
Credit score:	640-659 (Dec-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	3 / 3	Length of status:	11y 11m
Amount delinquent:	$653	Total credit lines:	8	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,871	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	3	Bankcard utilization:	4%
		Homeownership:	No
Screen name:	five-star-interest6	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Buy a used car
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488532
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.50%
Term:	36 months

Lender yield:	9.95%	Borrower rate/APR:	10.95% / 13.07%	Monthly payment:	$245.36

Lender servicing fee:	1.00%	Effective Yield*:	9.92%
		Estimated return*:	6.42%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Oct-1983	Debt/Income ratio:	20%
Credit score:	800-819 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	0y 1m
Amount delinquent:	$0	Total credit lines:	29	Occupation:	Clerical
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,795	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	10%
		Homeownership:	No
Screen name:	marketplace-american5	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Making a house a home
Purpose of loan:
This loan will be used to? restore and remodel a home I purchased in the spring of this year.? It is in dire need of electric upgrading and repair/cosmetic work on the exterior.

My financial situation:
I am a good candidate for this loan because? I have a long history of good to excellent credit.? With the exception of this past year I have always been employed steadily with only minimal gaps in employment.? The loan purpose of repairing the home will only increase the home's value.? The home has no mortgae on it at the present time.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488525
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.50%
Term:	36 months

Lender yield:	9.95%	Borrower rate/APR:	10.95% / 13.07%	Monthly payment:	$81.79

Lender servicing fee:	1.00%	Effective Yield*:	9.92%
		Estimated return*:	6.42%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Nov-1989	Debt/Income ratio:	5%
Credit score:	780-799 (Dec-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	6 / 6	Length of status:	19y 7m
Amount delinquent:	$24	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,619	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	44%
		Homeownership:	Yes
Screen name:	Frusa	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Interim Loan
Purpose of loan:
This loan will be used to pay off an existing loan to consolidate all my credit accounts into one loan.

My financial situation:
I am a good candidate for this loan because I am a Federal employee with 20+ years of service and a steady income, as well as a retirement fund.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488547
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$5,000.00	Prosper Rating:	E	Listing Duration:	14 days
		Estimated loss*:	14.20%
Term:	36 months

Lender yield:	31.20%	Borrower rate/APR:	32.20% / 35.86%	Monthly payment:	$218.33

Lender servicing fee:	1.00%	Effective Yield*:	29.77%
		Estimated return*:	15.57%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1999	Debt/Income ratio:	18%
Credit score:	660-679 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	36y 4m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Laborer
Public records last 12m / 10y:	1/ 3	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	fabulous-interest5	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
help pay for schooling for my wife
Purpose of loan:
This loan will be used to?
help pay for schooling for my spouse
My financial situation:
I am a good candidate for this loan because?
have good credit
Monthly net income: $
3000????
Monthly expenses: $
??Housing: $ 300
??Insurance: $
??Car expenses: $ 100
??Utilities: $ 100
??Phone, cable, internet: $ 89
??Food, entertainment: $ 100
??Clothing, household expenses $ 20
??Credit cards and other loans: $?232
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 488555
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	A	Listing Duration:	14 days
		Estimated loss*:	3.25%
Term:	36 months

Lender yield:	9.55%	Borrower rate/APR:	10.55% / 12.66%	Monthly payment:	$487.89

Lender servicing fee:	1.00%	Effective Yield*:	9.52%
		Estimated return*:	6.27%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Jul-1991	Debt/Income ratio:	21%
Credit score:	760-779 (Dec-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 12	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	48	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$111,236	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	gburglending	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	33 ( 97% )	760-779 (Latest)
Principal borrowed:	$24,000.00	< 31 days late:	1 ( 3% )	760-779 (Jul-2009) 800-819 (Jan-2008)
Principal balance:	$1,537.21	31+ days late:	0 ( 0% )
Total payments billed:	34
Description
Last step to remove debt
Purpose of loan:
This loan will be used to get a lower interest rate for credit card debt.

My financial situation:
I am a good candidate for this loan because this loan is my last step for financial freedom. Although the loan is for 36 months, I plan on paying it off in 18 months, and at a lower interest rate than my current credit cards. Also, I had another Prosper loan, but just paid off the remaining balance.
Information in the Description is not verified.